SECURITIES  AND  EXCHANGE  COMMISSION


                           WASHINGTON,  D.C.  20549

                                 ____________



                                   FORM  8-K



                                CURRENT  REPORT



               PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                     SECURITIES  EXCHANGE  ACT  OF  1934


                    DATE  OF  REPORT:  DECEMBER  21,  2000
                    (Date  of  earliest  event  reported)


                             INCYTE  GENOMICS,  INC.
        (Exact  name  of  registrant  as  specified  in  its  charter)


                  DELAWARE                  0-27488           94-3136539
      (State  or  other  jurisdiction     (Commission        (IRS  Employer
           of  incorporation)           File  Number)    Identification  No.)


               3160  PORTER  DRIVE,  PALO  ALTO,  CALIFORNIA    94304
           (Address  of  principal  executive  offices)       (Zip  Code)


Registrant's  telephone  number,  including  area  code:  (650)  855-0555

Item  5.     Other  Events.
             -------------

(a) On December 21, 2000, Incyte Genomics, Inc. (the "Company") announced that it entered into an agreement to acquire Proteome, Inc., a privately held company based in Beverly, Massachusetts. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.


(b) The 2001 Annual Meeting of Incyte Genomics, Inc. (the "Company") will be held on June 5, 2001 at such place and time as will be set forth in the Company's proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the Company's 2001 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice  of  the  proposal  in  writing  to  the  Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 70 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 10th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. For the Company's 2001 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions no later than April 6, 2001.

Item  7.     Financial  Statements  and  Exhibits.
             ------------------------------------

(c)     Exhibits

     99.1     Press  Release  dated  December  21,  2000.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:  December  21,  2000


                                 INCYTE  GENOMICS,  INC.



                                 By:    /s/  John  M.  Vuko
                                        -------------------
                                 Name:  John  M.  Vuko
                                 Title: Chief  Financial  Officer